EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contacts:    Adam Kiefaber
513-979-5735 (office)
adam.kiefaber@bankatfirst.com

First Financial aligns senior leadership to accelerate execution

Cincinnati, Ohio – Sept. 7, 2016 – First Financial Bancorp (Nasdaq: FFBC), parent company of First Financial Bank, N.A., is positioning itself for continued growth with the announcement of senior leadership changes in alignment with the company’s strategic initiatives.

To accelerate execution, First Financial is reorganizing to deepen focus on four main business lines: Commercial and Private Banking, Retail Banking, Investment Commercial Real Estate and Commercial Finance. Additionally, the priority around Community Development strategy and planning will be complimented with the addition of a new leadership role in that area.

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Brad Ringwald has been named President of Community Banking. In his new role, Brad will oversee consumer, commercial and wealth management teams, and will work closely with local market leadership. Brad, who has been with First Financial since 2006, recently managed a number of the Company’s commercial lending products including asset-based, mezzanine and cash flow services; in addition to equipment finance and lending to quick-service restaurant franchisees.

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Paul Silva has been named President of Investment Commercial Real Estate. Investment Commercial Real Estate lending has provided First Financial increasing opportunities for growth and profitability but requires product expertise and effective risk management to execute the business strategy. Paul’s new role will further position the Company to invest in our commercial real estate clients. Currently, Paul serves as the Market President in Greater Cincinnati where he leads all local commercial and consumer teams.

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Rick Dennen has been named President of Commercial Finance and will oversee the Company’s national lending businesses: First Franchise Capital and Oak Street Funding. First Franchise Capital provides numerous financial solutions for quick-service restaurant franchisees, while Oak Street Funding provides funding, lending, and servicing to insurance agents, brokers, registered investment advisors and certified public accountants.

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Roddell McCullough has been named Director of Community Development. Roddell, who has been First Financial’s Director of Operations since 2010, will now be responsible for leading First Financial’s Community Development strategy. First Financial prides itself in helping communities grow while providing affordable and easy-to-use banking services for its individual and small business clients.

“We feel these changes to our senior leadership better align our teams and will allow us to more effectively execute our Premier Business Bank strategy and business model.” said Claude Davis, First Financial’s Chief Executive Officer. “Throughout our history we’ve adapted to the changing industry landscape and evolving client needs and we are proud to continue serving our clients with a comprehensive suite of products and services, while offering the same relationship-banking approach on which we were founded. I am confident that Brad, Paul and Rick will build on our track record of success and will bring fresh insight, energy and leadership to these business lines.

“Additionally, as a community bank, part of our mission is to make the areas in which we live and work better through volunteer service, financial support and education, as well as economic development initiatives,” Davis said. “I’m confident that Roddell will help build upon our existing commitment and improve First Financial’s ability to make a difference.”

For more information on First Financial’s Give First culture, download its latest Community Development report at bankatfirst.com/community. Additional information about First Financial can be found by visiting bankatfirst.com.

All roles are effective October 1, 2016.

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About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of June 30, 2016, the Company had $8.3 billion in assets, $5.7 billion in loans, $6.1 billion in deposits and $846.7 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: Retail Banking, Commercial and Private Banking, Investment Commercial Real Estate and Commercial Finance units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.4 billion in assets under management as of June 30, 2016. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 101 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.